UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011
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ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 22, 2011, Oramed Ltd. (the "Subsidiary"), a wholly-owned subsidiary of Oramed Pharmaceuticals Inc. (the "Company"), entered into a Share Purchase Agreement with D.N.A Biomedical Solutions Ltd. (formerly Laser Detect Systems Ltd.) ("D.N.A"), an Israeli company listed on the Tel Aviv Stock Exchange, for the sale of 47% of Entera Bio Ltd's ("Entera") outstanding share capital on an undiluted basis. Currently, the Subsidiary and D.N.A each hold 50% of Entera's outstanding share capital on an undiluted basis.

As consideration for the Entera shares, the Subsidiary will receive a promissory note issued by D.N.A in the principal amount of US $450,000, with an annual interest rate of 0.45%, to be paid within four months from closing, and 8,404,667 ordinary shares of D.N.A, having an aggregate market value of approximately US $700,000.

In addition, as part of the transaction, the Company entered into a Securities Purchase Agreement with D.N.A for the sale of 781,250 shares of common stock of the Company ("Shares") and warrants to purchase up to 273,438 Shares, for a total purchase price of $250,000 in cash.  The Shares and warrants will be sold in units at a price per unit of $0.32, each unit consisting of one Share and a warrant to purchase 0.35 of a Share. The warrants have an exercise price of $0.50 per Share, subject to adjustment, and a term of five years commencing from the closing of the transaction.

As part of the transaction, the Subsidiary and Entera entered into a Patent Transfer Agreement according to which, the Subsidiary will assign to Entera all of its right, title and interest in and to the patent that it has licensed to Entera since August 2010.  Under this agreement, the Subsidiary is entitled to receive from Entera royalties of 3% of Entera's net revenues (as defined in the agreement) and a license back of that patent for use in respect of diabetes and influenza. The assigned technology differs from the Company's main delivery technology that is used for oral insulin and is subject to a different patent application.

The closing of all of the abovementioned transactions will take place concurrently on the first business day following the satisfaction of all the closing conditions. If the closing does not occur by March 31, 2011, the Company will have the right to terminate the agreements.

Upon the closing, the Subsidiary, Entera and D.N.A will terminate the Joint Venture Agreement, entered into on June 1, 2010 in connection with the formation of Entera.

Mr. Zeev Bronfeld, one of D.N.A's directors and controlling shareholders, holds approximately 9.12% of the Company's outstanding share capital.  Accordingly, pursuant to Israeli law, the closing of the transactions is subject to the approval of D.N.A's shareholders.

On February 28, 2011, the Company issued a press release announcing the transactions.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: February 28, 2011
	By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: President, CEO and Director

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated February 28, 2011.